                                                                       Exhibit G

                         SECURITIES PURCHASE AGREEMENT

      This SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into as of
                                           ---------
July 17, 1998 by and between LEHA, a Netherlands Foundation ("LEHA"), Oldco
                                                              ----
N.V., a Belgian corporation ("Oldco"), L&H Holding III S.A. ("Holding"), a
                              -----                           -------
Luxembourg corporation, Jo Lernout and Pol Hauspie, jointly and severally (LEHA, Oldco, Holding and Messrs. Lernout and Hauspie are each a "Seller" and are
                                                           ------
collectively referred to herein as "Sellers") and GE Capital Equity Investments,
                                    -------
Ltd., a Cayman Islands company (the "Purchaser").
                                     ---------

                                   RECITALS

      A. The Sellers and the Purchaser are executing and delivering this Agreement as a private sale in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended (the "Securities
                                                                      ----------
Act").  In connection with the transactions contemplated hereby, the Sellers and
---
the Purchaser are entering into a Stock Pledge Agreement, a Registration Rights Agreement and an Escrow Agreement (each as defined below and collectively with this Agreement, the "Transaction Documents").
                     ---------------------

      B. The Sellers desire to enter into a forward sale with the Purchaser on the Closing Date (as defined below) and to deliver to Purchaser on the Share Transfer Date (as defined below), upon the terms and conditions stated in this Agreement, a number of common shares, no par value (the "Common Shares") of LHSP
                                                         -------------
determined pursuant to the terms hereof. Sellers beneficially own, directly or indirectly, the Common Shares as set forth in Schedule 3.3, and each Seller
                                              ------------
hereby acknowledges that it will derive substantial benefit from the forward sale of the Common Shares as contemplated in this Agreement.

      C. The Purchaser desires to enter into a forward purchase of the Common Shares on the Closing Date upon the terms and conditions stated in this Agreement, and to obtain the Sellers' irrevocable commitment to deliver such Common Shares to the Purchaser on the Share Transfer Date pursuant to the terms hereof. In consideration of the forward sale and delivery of the Common Shares, the Purchaser shall pay to the Sellers an aggregate purchase price (the

"Purchase Price") equal to Ten Million U.S. Dollars ($10,000,000).
 --------------

                                  AGREEMENTS

      NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Seller, jointly and severally, and the Purchaser hereby agree as follows:

                                   ARTICLE I
               CLOSING, COMMITMENT TO DELIVER COMMON SHARES, AND
                           DELIVERY OF COMMON SHARES

      1.1   Forward Purchase of Common Shares by the Purchaser.  Subject to the
            --------------------------------------------------
terms and conditions of this Agreement, on the Closing Date (as defined below),
(i) LEHA, Oldco and Holding shall enter into a forward sale with the Purchaser (and Jo Lernout and Pol Hauspie agree to cause such Sellers to enter into a forward sale with the Purchaser) of the number of Common Shares of LHSP determined in accordance with Article V hereof, and (ii) the Purchaser shall enter into a forward purchase of the Common Shares from the Sellers by paying the Purchase Price (less certain obligations of the Sellers specified in the Escrow Agreement) to the Escrow Agent for the account of LEHA (for the rateable benefit of each Seller in proportion to the number of Common Shares being sold hereunder by such Seller) by wire transfer of the Purchase Price (less such obligations) into the account designated by the Escrow Agent in the Escrow Agreement. Upon satisfaction of the closing conditions set forth in Articles VI and VII hereof, the Escrow Agent shall be instructed to transfer the Purchase Price into the account of LEHA, and the payment of the Purchase Price by the Purchaser into the account of LEHA as described above shall constitute satisfaction in full of the Purchaser's obligation to pay consideration to any Seller for the forward sale and delivery of the Common Shares. The Common Shares that are the subject of the forward purchase effected at the Closing hereunder shall be delivered to the Purchaser on the Share Transfer Date (as such term is defined in Section 5.2 hereof).

      1.2   Closing Date.  Subject to the satisfaction (or waiver) of the
            ------------
conditions set forth in Articles VI and VII below, and further subject to the terms and conditions of the Escrow Agreement, the date and time of the closing of the forward purchase of the Common Shares hereunder and the commitment of the Sellers to deliver Common Shares on the Share Transfer Date, and the payment therefor by the Purchaser pursuant to this Agreement (the "Closing") shall be at
                                                           -------
10:00 a.m., Eastern Standard Time, on July 17, 1998 or such other time as the Sellers and the Purchaser shall mutually agree (the "Closing Date").
                                                     ------------

                                  ARTICLE II
                        PURCHASER'S REPRESENTATIONS AND
                                  WARRANTIES

      The Purchaser represents and warrants to the Sellers as of the date hereof (except for representations and warranties that speak as of a specific date, which representations shall be true and correct as of such date) as set forth in this Article II. The Purchaser makes no other representations or warranties, express or implied, to the Sellers in connection with the transactions contemplated hereby (except as may be contained in any documents or agreements executed jointly by the Sellers and the Purchaser in connection with the transactions contemplated hereby) and any and all prior representations and warranties, if any, which may have been made by the Purchaser to the Sellers in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

      2.1   Investment Purpose.  The Purchaser is purchasing the Common Shares
            ------------------
for its own account for investment only and not with a present view toward or in connection with the public sale or distribution thereof in violation of the applicable securities laws. The Purchaser will not, directly or indirectly, offer, sell, pledge or otherwise transfer the Common Shares or any interest therein except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or an effective registration statement under the Securities Act, the rules and regulations promulgated pursuant thereto and applicable state securities laws in the United States. The Purchaser understands that the Common Shares are not currently registered under the Securities Act and, unless the Common Shares are registered hereafter pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, the Purchaser must bear the economic risk of this investment indefinitely. By making the representations in this Section 2.1, the Purchaser does not agree to hold the Common Shares or the rights thereto for any minimum or other specific term and reserves the right, subject to the terms of this Agreement and any other documents or agreements executed by it in connection herewith and the transactions contemplated hereby, to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement effective under the Securities Act and any applicable state securities laws or an exemption therefrom. The Sellers have agreed to cause LHSP, and LHSP has agreed, pursuant to the terms of the Registration Rights Agreement, to file a Registration Statement with the United States Securities and Exchange Commission (the

"SEC") registering the resale of the Common Shares by the Purchaser, and have
 ---
such Registration Statement be declared effective by the time specified in the applicable section of the Registration Rights Agreement. The Sellers have agreed to compensate the Purchaser for the illiquidity of the Common Shares in the event that the Common Shares are not duly registered throughout the Registration Period (as defined in the Registration Rights Agreement).

      2.2   Accredited Investor Status.  The Purchaser is an "Accredited
            --------------------------
Investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act and the Purchaser has indicated on a duly executed Purchaser Questionnaire and Representation Agreement in the form attached hereto as Exhibit A and delivered to the Sellers that it so qualifies as an "Accredited Investor."

      2.3   Reliance on Exemptions.  The Purchaser understands that the Common
            ----------------------
Shares are being offered and sold to it hereunder in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Sellers are relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Common Shares.

      2.5   Governmental Review.  The Purchaser understands that no United
            -------------------
States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Shares.

      2.6   Transfer or Resale.  The Purchaser understands that:  (i) except as
            ------------------
provided in this Agreement and the Registration Rights Agreement, the Common Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred unless (x) first registered thereunder or an exemption from such registration is available, (y) the shares are sold or transferred to an "affiliate" of the Purchaser as permitted pursuant to Section 8.8 hereof, or (z) are sold pursuant to Rule 144 under the Securities Act (or a successor rule) ("Rule 144"); (ii) any sale of such Common Shares made in reliance on Rule 144
  --------
may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Common Shares without registration under the Securities Act under circumstances in which the Purchaser may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption(s) under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as provided in the Registration Rights Agreement, neither the Sellers nor any other person is under any obligation to register such Common Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Purchaser shall have the right, to the extent permitted by applicable law, to borrow funds and grant liens, options, pledges or other interests or encumbrances, against the rights granted to it hereunder; provided, however,
                                                          --------  -------
that any remedies exercised by a counterparty to any such transaction are subject to the provisions for assignment of such rights provided in Section 8.8. Except for transfers to affiliates of the Purchaser pursuant to Section 8.8 hereof, all transfers and resales of the Common Shares hereunder are subject to the rights of first refusal granted to Messrs. Lernout and Hauspie set forth in
Section 4.5 hereof.

      2.7   Legends. The Purchaser understands that, subject to Article V
            -------
hereof, until such time as (i) the Common Shares have been registered under the Securities Act as contemplated by this Agreement and the Registration Rights Agreement, (ii) the Purchaser provides to LHSP an opinion of counsel, such counsel to be reasonably satisfactory to LHSP, in form, substance and scope reasonably satisfactory to LHSP, to the effect that a public resale or transfer of such

Common Shares may be made without registration under the Securities Act, or
(iii) the Common Shares may otherwise be sold by the Purchaser pursuant to Rule 144(k) (or any successor thereto), the certificate(s) representing the Common Shares will bear a restrictive legend (the "Legend") in substantially the
                                            ------
following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

      2.8   Authorization; Enforcement.  The Transaction Documents have been
            --------------------------
duly and validly authorized, executed and delivered on behalf of the Purchaser and are valid and binding agreements of the Purchaser, enforceable in accordance with their respective terms except to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting the enforcement of creditors' rights or remedies generally, or by other equitable principles of general application.

      2.9   Residency.  The Purchaser is a resident of the jurisdiction set
            ---------
forth under its name on the signature page hereto.

      2.10  Information.  The Purchaser and its counsel have been furnished all
            -----------
publicly available materials and information relating to the business, finances and operations of LHSP which have been specifically requested by it or its counsel. No due diligence investigation conducted by the Purchaser or its counsel or any of its representatives or agents shall modify, amend or affect the Purchaser's right to rely on the Sellers' representations and warranties contained in this Agreement. The Purchaser understands that its investment in the Common Shares involves a high degree of risk.

      2.11  No Brokers; Consultants.  The Purchaser has taken no action,
            -----------------------
directly or indirectly, which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Sellers relating to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby, except for dealings with Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group ("Shoreline") and M&A International ("M&A"), the fees and/or expenses of which,
  ---------                           ---
if any shall be due, shall be paid in full by the Sellers at the Closing as specified in the Escrow Agreement. The Sellers acknowledge that the Purchaser has incurred certain fees and expenses in connection with obtaining consulting services from the Gartner Group (Europe) ("Gartner") relating to the Purchaser's
                                           -------
decision to invest in the Common Shares, and the Sellers agree that they shall reimburse the Purchaser for all such fees and expenses at the Closing as specified in the Escrow Agreement. The Purchaser will indemnify the Sellers from and against any fees and expenses (including without limitation reasonable attorneys' fees and expenses) sought or other claims made by any person or entity in the nature of brokerage commissions, finder's fees and consulting fees based solely on any actions of the Purchaser with respect to entering into this Agreement, any other Transaction Document and the transactions contemplated hereby and thereby, except with respect to the fees and/or expenses, if any, due to Shoreline, M&A or Gartner.

      2.12  Transfers to LEHA.  The Purchaser acknowledges and agrees that each
            -----------------
of Oldco and Holding may be liquidated prior to the Share Transfer Date, and any such liquidation shall not be considered a breach of this Agreement provided that, prior to or upon the consummation of such liquidation, (i) all of the interests held by such entities in Common Shares in an amount up to the Permitted Maximum Number (as defined in Section 5.3 hereof), shall be transferred to LEHA, subject to the continuing pledge on such Common Shares arising under the Stock Pledge Agreement, and (ii) all material and uncontested creditors of Oldco or Holding shall be satisfied or provided for prior to or simultaneously with such liquidation. Any liquidation of Oldco and/or Holding shall in no way relieve any other party of its respective obligations hereunder or under the other Transaction Documents.

                                  ARTICLE III
                 REPRESENTATION AND WARRANTIES OF THE SELLERS

      Each Seller, jointly and severally, represents and warrants to the Purchaser as of the date hereof (except for representations and warranties that speak as of a specific date, which representations shall be true and correct as of such date), as set forth in this Article III and in each exhibit or schedule attached to this Agreement relating to the statements made in this Article III. Each Seller makes no other representations or warranties, express or implied, to the Purchaser in connection with the transactions contemplated hereby (except as may be contained in any documents or agreements executed jointly by the Sellers and the Purchaser in connection with the transactions contemplated hereby) and any and all prior representations and warranties, if any, which may have been made by the Sellers to the Purchaser in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

      3.1  Organization and Qualification.  Each of LHSP, Oldco, Holding and
           ------------------------------
each of their respective subsidiaries is a corporation, in each case duly organized and existing and (where applicable in the relevant jurisdictions) in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. An organizational chart accurately reflecting the ownership interests in each of the Sellers and LHSP is attached hereto as Exhibit C. Each of LHSP, Oldco, Holding and their respective subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction where the failure so to qualify or be in good standing would have a Material Adverse Effect. "Material Adverse Effect" means any effect
                                  -----------------------
which, individually or in the aggregate with all other effects, is or could reasonably be expected to be materially adverse to (a) the business, operations, properties, financial condition, operating results or prospects of LEHA, LHSP, Oldco, Holding and their respective subsidiaries, as the case may be, in each case taken as a whole on a consolidated basis, (b) the transactions contemplated by the Transaction Documents or the Purchaser's rights thereunder or (c) any interest in, or the value of, the Common Shares. Each of Oldco and Holding may be liquidated prior to the Share Transfer Date, and any such liquidation shall not be considered a breach hereunder provided that, prior to or upon the consummation of any such liquidation, (i) all of the interests held by such entities in Common Shares in an amount up to the Permitted Maximum Number shall be transferred to LEHA, subject to the continuing pledge on such Common Shares arising under the Stock Pledge Agreement, and (ii) all material and uncontested creditors of Oldco or Holding shall be satisfied or provided for prior to or simultaneously with such liquidation. Any such liquidation shall in no way relieve any other party of its respective obligations hereunder or under any other Transaction Document.

      3.2  Authorization; Enforcement. The Sellers have the requisite power and
           --------------------------
authority to enter into and perform the Transaction Documents, to sell the Common Shares on the Closing Date and perform their respective obligations in accordance with the terms hereof and thereof, and to deliver the Common Shares on the Share Transfer Date. Except for certain filings with the

SEC and the Nasdaq Stock Market ("Nasdaq") in connection with the forward sale
                                  ------
of the Common Shares under this Agreement, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Sellers and the consummation of the transactions contemplated hereby and thereby (including without limitation the sale of the Common Shares) have been duly authorized by all necessary action and, no further consent or authorization of the Sellers, the board of directors of LEHA or any other person, body or agency, and no filing with any person, body or agency, is required with respect to any of the transactions contemplated hereby or thereby, except for such consents which have previously been obtained or waived. The Transaction Documents have been duly executed and delivered by each of the Sellers. The Transaction Documents constitute legal, valid and binding obligations of each of the Sellers, enforceable against it or him in accordance with their respective terms, except to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting the enforcement of creditors' rights or remedies generally, or by other equitable principles of general application.

      3.3  Common Shares.  Except for the first priority security interest to be
           -------------
granted by the Sellers to the Purchaser pursuant to the Stock Pledge Agreement, the Common Shares are and, as of the Share Transfer Date will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, charges, options, warrants, calls, voting agreements, proxies or powers-of-attorney or other rights of third parties or encumbrances of any kind ("Liens") (other than restrictions on transfer imposed by applicable
              -----
securities laws). On the Share Transfer Date, the Sellers shall convey to the Purchaser good and marketable title to the Common Shares. Ownership of the Common Shares confers all rights and preferences accorded to a holder of shares of common stock of LHSP (the "Common Stock"). The Common Stock are listed for
                              ------------
quotation on Nasdaq, and trading in the Common Stock has not been suspended or limited by Nasdaq or the SEC or other regulatory authority for any reason and no proceeding seeking suspension is currently pending. After the registration of the Common Shares pursuant to the Registration Rights Agreement, the Common Shares will be entitled to be traded on the same markets and exchanges as the other shares of Common Stock of LHSP are traded. As of the date hereof, the Sellers beneficially and of record own all of the Common Shares set forth on
Schedule 3.3 hereof.  As a result of interests in the Common Stock held by the
------------
Sellers and their affiliates, the Sellers Control (as defined in Section 5.1 hereof) LHSP. The Sellers have an unqualified right to pledge the Common Shares to the Purchaser pursuant to the Stock Pledge Agreement and to grant the Purchaser a first priority security interest in the Common Shares.

      3.4  Characteristics of the Common Shares.  All of the Common Shares are
           ------------------------------------
registered shares (i.e., "aandelen op naam") within the meaning of Articles 41 1, 42 and 43 of the Belgian Coordinated Laws on Commercial Companies (the "CLCC"). LHSP has issued certificates (which are currently being held by a
 ----
security agent in the United States) representing evidence of the registration of the owners of all Common Shares in the share register of LHSP within the meaning of Article 43, second alinea CLCC (i.e., "certificaten van nominatieve inschrijving"). On the Share Transfer Date, the Sellers shall cause such certificates to be cancelled or, in the discretion of the Purchaser, to be replaced by certificates evidencing the registration of the Purchaser as owners of the Common Shares in LHSP's share register. There exist no other certificates representing the Common Shares, whether or not representing any legal ownership or other interest therein. Oldco and Holding have full ownership rights (i.e., "volle eigenaar") over the Common Shares and are registered in the share register of LHSP as owners of all of the Common Shares. The registration in LHSP's share register of the pledge of the Common Shares under the terms of the Stock Pledge Agreement, without any further action by or obligation on any party or person (including, without limitation, any need to deliver the above-mentioned certificates) shall be sufficient to make such pledge fully enforceable (i.e., "tegenwerpelijk") against LHSP and all other entities and third parties.

      3.5  No Conflicts.  The execution, delivery and performance of this
           ------------
Agreement and the other Transaction Documents by each of the Sellers and LHSP (as is a party thereto), and the consummation by each of them of the transactions contemplated hereby and thereby will not (a) result in a violation of the Articles of Association (or other organizational documents) of LEHA, Oldco, Holding or LHSP or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Sellers, LHSP, or any of their respective subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations, the laws and regulations of Belgium, the laws and regulations of the Netherlands, the laws and regulations of Luxembourg and the rules and regulations of Nasdaq) applicable to the Sellers, LHSP or any of their respective subsidiaries, or by which any property or asset of the Sellers, LHSP or any of their respective subsidiaries, or the Common Shares, may be bound or affected (except for such possible conflicts, defaults, terminations, amendments, accelerations, cancellation and violations as would not, individually or in the aggregate, have a Material Adverse Effect or that are related to any material inaccuracies or omissions in any representation or warranty of the Purchaser set forth herein). Except for such consents which have previously been obtained or waived on or before the Closing, neither the Sellers nor LHSP is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for the Sellers and LHSP to execute and deliver any of the Transaction Documents or to perform their obligations in accordance with the terms hereof or thereof. LHSP is not currently in violation of the listing requirements of Nasdaq, and the execution, delivery and performance of this Agreement and the other Transaction Documents will not result in a violation hereof or thereof, and none of the Sellers knows of or anticipates any event which could be grounds for delisting of the Common Stock of LHSP, nor do any of them reasonably anticipate that the Common Stock will be delisted by Nasdaq in the foreseeable future. No approval of the shareholders of LHSP is required or will be necessary under any organizational document of LHSP, any law to which it is subject or under the rules and regulations of Nasdaq, as a condition to the execution, delivery and performance by LHSP of the Transaction Documents.

      3.6  Acknowledgement Regarding Purchaser's Purchase of the Common Shares.
           -------------------------------------------------------------------
The Sellers acknowledge and agree that (i) the Purchaser (including, for the avoidance of doubt, any of its affiliates) is not acting as a financial advisor or fiduciary (or in any similar capacity) of the Sellers or LHSP with respect to this Agreement or any of the other Transaction Documents, or the transactions contemplated hereby or thereby, (ii) the transactions contemplated by this Agreement and the other Transaction Documents, and the relationship between the Purchaser and the Sellers, are "arm's-length", and (iii) any statement made by the Purchaser (except as set forth in Article II), or any of its representatives, affiliates or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Common Shares and has not been relied upon as such in any way by the Sellers, LHSP or the directors of LEHA. The Sellers further represent to the Purchaser that the Sellers' decision to enter into this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby have been based solely on an independent evaluation by the Sellers and their representatives.

      3.7  No Integrated Offering. Neither the Sellers, nor any of their
           ----------------------
respective affiliates, nor any person acting on their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would either require registration of any of the Common Shares under the Securities Act or prevent the parties hereto from consummating, or delay or interfere with the consummation of the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the relevant representations and warranties herein contained of the Purchaser to the extent relevant for such determination.

      3.8  No Brokers. The Sellers have taken no action, directly or indirectly,
           ----------
which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Purchaser relating to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby, except for dealings with Shoreline and M&A, the fees and/or expenses of which, if any shall be due, shall be paid in full by the Sellers. The Sellers will indemnify the Purchaser from and against any fees and expenses (including without limitation reasonable attorneys' fees and expenses) sought or other claims made by any person or entity in the nature of brokerage commissions, finder's fees and consulting fees based solely on any actions of the Sellers with respect to entering into this Agreement, any other Transaction Document and the transactions contemplated hereby and thereby.

      3.9  Disclosure.  All information relating to or concerning Sellers and,
           ----------
to the best knowledge of the Sellers, relating to or concerning LHSP, set forth in this Agreement or provided by the Sellers to the Purchaser in connection with the transactions contemplated hereby and by the other Transaction Documents (including, without limitation, information relating to intellectual property and all of the information set forth in the Annual Report on Form 20-F of LHSP for the fiscal year ended December 31, 1997 as of such date) is true and correct in all material respects as of the date hereof and Sellers have not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, no material event or circumstance has occurred or exists with respect to (i) LHSP or its subsidiaries, business, properties, prospects, operations or financial condition which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be publicly disclosed, or (ii) the Sellers or their subsidiaries, businesses, properties, prospects, operations or financial conditions which has not been disclosed to the Purchaser and would be reasonably likely to materially impact the ability of the Sellers to enter into and perform their obligations under the Transaction Documents.

      3.10 No General Solicitation.  No Seller nor any person acting on behalf
           -----------------------
of any Seller in the transactions contemplated hereby or by the other Transaction Documents (including Shoreline or M&A) has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Common Shares being offered hereby.

      3.11 SEC Documents; Financial Statements.  Since January 1, 1996, LHSP
           -----------------------------------
has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the
                                                         --------
foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in
 -------------
all material respects with the requirements of the 1934 Act or the 1933 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents which is required to be updated or amended under applicable law has not been so updated or amended. As of their respective dates, the financial statements of LHSP included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with applicable U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of LHSP as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      3.12  Absence of Certain Changes.  To the best knowledge of Sellers,
            --------------------------
except as disclosed in the SEC Documents, since December 31, 1996, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of LHSP.

      3.13  Solvency; No Impairment. Each of the Sellers represents that on the
            -----------------------
date hereof, it is solvent and has sufficient capital for the continuation of its business as currently conducted by such Seller. Each Seller further represents that it will not be rendered insolvent or have insufficient capital for the continuation of its business as currently conducted by such Seller as a result of the transactions contemplated by this Agreement or the other Transaction Documents. Each Seller represents that it will not take any actions to impair its obligations, or the obligations of any other Seller or LHSP, under this Agreement or with respect to any other Transaction Document. For purposes of this Section 3.13, as of the date hereof, "solvent" shall mean, in addition
                                              -------
to the meaning of such term under the laws applicable to each Seller, (i) the fair value of the property of such Seller is not less than the total amount of its liabilities, (ii) the present, fair saleable value of the assets of such Seller is not less than the amount that will be required to pay the probable liability of such Seller on its existing debts as they become absolute and matured, (iii) such Seller is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Seller does not presently intend to, and does not presently believe that it will, incur debts or liabilities beyond such Seller's ability to pay as such debts and liabilities mature and (v) such Seller is not presently engaged in a business or a transaction for which such Seller's property would constitute unreasonably small capital. Except as set forth on Schedule 3.13 hereto, there are no material
                                 -------------
liabilities (whether contingent or matured) of Oldco, LEHA or Holding, either individually or in the aggregate.

      3.14  Control of Sellers.  Jo Lernout and Pol Hauspie Control (as defined
            ------------------
in Section 5.1 hereof) LHSP and LEHA, and, directly or indirectly, own at least a majority of the outstanding shares of each of Oldco and Holding.

      3.15  No Litigation. Except for the dispute between LHSP and Alpha
            -------------
Software Corporation and such other matters as have been disclosed in LHSP's SEC Documents, there is no material action, suit, claim, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or, to the knowledge of Sellers, threatened, against any of the Sellers or involving the Common Shares.

      3.16  LEHA.  LEHA is duly incorporated and validly existing as a
            ----
foundation (stichting) under the laws of The Netherlands and has the power and authority to perform the activities described in Article 3 of its articles of association. LEHA is governed by a management board consisting of Messrs. Lernout and Hauspie. Messrs. Lernout and Hauspie are authorized, in their sole discretion, to negotiate and enter into contracts and to make all other legally-binding decisions on behalf of LEHA (including all decisions relating to the voting or disposition of shares held by LEHA). All of the activities of LEHA are conducted solely for the benefit of Messrs. Lernout and Hauspie, who are the beneficial interest holders in LEHA (certificaathouders). The assets currently held by LEHA are comprised solely of the shares of Oldco and Holding, and after the liquidation of Oldco and Holding, the only assets of LEHA will be shares of LHSP and L&H Holding N.V., a Belgian corporation ("Holding NV"). Under its
                                              ----------
organizational documents, the scope of permitted activities which may be conducted by LEHA is restricted to owning, holding, investing, disposing of and otherwise dealing in the shares of Oldco, Holding, LHSP and Holding N.V. held by it, and it is prohibited from engaging in any other commercial activities or operations. Under its organizational documents, LEHA is legally required to immediately distribute to its beneficial interest holders all dividends, distributions and proceeds received by it in respect of its shareholdings (other than dividends, distributions or proceeds in the form of shares, which it is permitted to retain). None of LEHA, Oldco or Holding is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                  ARTICLE IV
                                   COVENANTS

      4.1  Securities Laws.  The Sellers shall, on or prior to the date of
           ---------------
Closing, take such action as is necessary to qualify the Common Shares for sale to the Purchaser in compliance with applicable securities laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchaser on or prior to the date of the Closing. The Purchaser agrees to provide such information and take such other actions as may be reasonably requested by Sellers in connection herewith.

      4.2  Corporate Existence.  On and following the Closing Date, and
           -------------------
continuing throughout the Registration Period (as defined below), each of LEHA and, (subject to the provisions of Section 3.1 hereof) Oldco and Holding, shall maintain its corporate existence and, as applicable in the relevant jurisdiction, in good standing, except that any such Seller may enter into a merger, consolidation or sale of all or substantially all of its assets, as long as the surviving or successor entity in such transaction (i) assumes in writing the obligations of LEHA, Oldco and/or Holding (as the case may be) hereunder and under the other Transaction Documents, (ii) all Common Shares transferred by LEHA, Oldco and/or Holding to the surviving or successor entity pursuant to such transaction, in an amount up to the Permitted Maximum Number, shall remain subject to the continuing pledge under the Stock Pledge Agreement, and (iii) the Purchaser shall have received an opinion of counsel in form and substance reasonably satisfactory to the Purchaser, which shall include an opinion that each of the Transaction Documents constitutes the legally valid and binding obligation of the surviving or successor entity, enforceable against it under applicable law. On and following the date of Closing, and continuing throughout the Registration Period (as defined in the Registration Rights Agreement), the Sellers shall use their best efforts to cause LHSP to maintain its corporate existence in good standing, except that LHSP may enter into a merger, consolidation or sale of all or substantially all of the assets of LHSP, as long as the surviving or successor entity in such transaction (i) assumes in writing LHSP's obligations hereunder and under the other Transaction Documents to which it is a party (ii) the Purchaser receives written notice of any such action prior to the applicable record date, and (iii) the Purchaser shall have received an opinion of counsel in form and substance reasonably satisfactory to the Purchaser, which shall include an opinion that the Registration Rights Agreement constitutes the legally valid and binding obligation of the surviving or successor entity, enforceable against it under applicable law.

      4.3  Information and Reports.  The Sellers shall cause LHSP to deliver to
           -----------------------
the Purchaser any information delivered by LHSP to LHSP's shareholders. In addition, the Sellers shall cause the Purchaser to receive copies of any management accounts or other information produced by or for the Sellers regarding Oldco, Holding or LEHA containing information relevant to their financial position or their ability to perform their obligations (including their indemnification obligations) hereunder and under the other Transaction Documents.

      4.4  Resale of Common Shares.  The Purchaser covenants and agrees that in
           -----------------------
connection with any sale of the Common Shares pursuant to a resale Registration Statement, it will comply with the prospectus delivery requirements, to the extent such requirement is applicable.

      4.5  Right of First Refusal.  The Purchaser agrees that following the
           ----------------------
Share Transfer Date, it will offer to both Messrs. Lernout and Hauspie the right for each of them to purchase one-half of any Common Shares not previously sold (including but not limited to derivative sales) which it intends to sell in a block sale of at least 50,000 Common Shares (subject to adjustment pursuant to
Section 5.4) (a "Block Sale") on terms no less advantageous to the Purchaser
                 ----------
than those available from a third party purchaser. Each of Messrs. Lernout and Hauspie shall have three (3) Business Days following such offer to elect to purchase the shares offered to him and an additional three (3) Business Days following such election to complete the purchase thereof (the "Required Purchase
                                                               -----------------
Date").  To the extent either of Messrs. Lernout or Hauspie does not elect to
----
purchase all or any amount of the one-half portion offered to him within the three Business Day offer period provided in the foregoing sentence, the Purchaser shall immediately offer on the same terms to either Mr. Lernout or Hauspie (who had elected to purchase his one-half portion) the remaining unexercised amount, which offer shall remain open for three (3) Business Days, and if accepted, shall be completed within two (2) Business Days following such acceptance. Thereafter, the Purchaser shall have the right to sell the Common Shares not purchased by Messrs. Lernout or Hauspie, or by either of them, to such third party purchaser within eight (8) Business Days following the expiration of such period, and such sale shall be on the same terms offered to Messrs. Lernout and Hauspie. If the Purchaser fails to complete such sale to the third party within such eight Business Day period, the Purchaser shall not be permitted to sell such shares to such third party or enter into any other Block Sale until it has complied again with the provisions of this Section 4.5. In the event that either or both of Messrs. Lernout and Hauspie does not complete the transaction within three (3) Business Days following an election to purchase the shares offered to him as described in this Section 4.5, Illiquidity Payments (as defined in Section 5.6 below) shall be paid to the Purchaser by Messrs. Lernout or Hauspie or both, as the case may be, for the number of days after the Required Purchase Date until such shares have been otherwise sold, up to a total of five (5) Business Days.

      4.6  Shareholder Covenants.  Each Seller further covenants and agrees, in
           ---------------------
its or his capacity as direct or indirect shareholder of LHSP, including through any person, corporation or other entity directly or indirectly Controlled by such Seller, that it will abstain, and will procure that any other shareholder of LHSP Controlled by such Seller will abstain, from proposing, approving or voting (as a shareholder of LHSP) with respect to (i) any capital increase of LHSP by way of a rights offering to existing LHSP shareholders on a pre-emptive basis or (ii) any resolution to pay a cash dividend on the Common Stock; provided, however, that the foregoing actions shall be permitted with the prior written consent of the Purchaser. Further, each of the Sellers (to the extent it now or hereafter is the legal owner of any Common Shares subject to the pledge under the Stock Pledge Agreement, or to the extent it now or hereafter controls any such legal owner) hereby irrevocably instructs LHSP that, at all times after the Closing Date and through the Share Transfer Date, any cash dividends declared and paid by LHSP in respect of the Common Shares, and any distribution in any form other than cash made by LHSP in respect of the Common Shares (including but not limited to distributions of assets or rights) shall be paid and distributed directly by LHSP in accordance with the provisions of
Section 5.4 hereof, and in the event that any of the Sellers shall receive any such cash dividends or other distribution proceeds, such Seller shall receive and hold the same in the name of and as agent for the

Purchaser, and shall pay or transfer and assign over to the Purchaser such cash dividends or distribution proceeds immediately upon its receipt thereof.

      4.7  No Integrated Offering; No Solicitation. Neither the Sellers, nor any
           ---------------------------------------
of their respective affiliates, nor any person acting on their behalf, will, through the Share Transfer Date, directly or indirectly make any offers or sales of any security or solicit any offers to buy any security under circumstances that would either require registration of any of the Common Shares being sold hereunder under the Securities Act or prevent the parties hereto from consummating, or delay or interfere with the consummation of, the sale of the Common Shares hereby pursuant to an exemption from registration under the Securities Act.

      4.8  Cancellation of Depositary Receipts of LEHA. Messrs. Lernout and
           -------------------------------------------
Hauspie acknowledge and agree that all depositary receipts of LEHA representing beneficial interests in the Required Transfer Amount shall be automatically cancelled (without requiring further action on the part of any Seller) no later than the Share Transfer Date, and LEHA shall provide to the Purchaser written evidence of such cancellation immediately upon the occurrence thereof.

      4.9  Inscription of Pledge.  No later than the close of business on the
           ---------------------
Closing Date, the Purchaser shall receive (i) a copy of an excerpt from the shareholders register of LHSP maintained in Belgium, reflecting the inscription of the pledge of the Common Shares to the Purchaser under the terms of the Stock Pledge Agreement, and (ii) a copy of a letter from the Transfer Agent addressed to its internal processing unit, instructing that the pledge of the Common Shares to the Purchaser under the terms of the Stock Pledge Agreement be inscribed with immediate effect on the LHSP shareholders register maintained in the United States. No later than the first Business Day following the Closing Date, the Purchaser shall receive a copy of an excerpt from the LHSP shareholders register maintained in the United States, reflecting the inscription of the pledge of the Common Shares to the Purchaser under the terms of the Stock Pledge Agreement.

                                   ARTICLE V
        SHARE TRANSFER DATE; DELIVERY OF SHARES, REGISTRATION OF SHARES

      5.1     Determination Date.  The number of Common Shares to be delivered
              ------------------
by Sellers to the Purchaser hereunder shall be determined on a date (the "Determination Date") that is the earliest to occur of: (i) August 31, 2001;
 ------------------
(ii) any date that Messrs. Jo Lernout and Pol Hauspie no longer Control LHSP, directly or indirectly, for any reason; (iii) the date of any statement by any Seller that it does not intend or is unable for any reason to honor its obligations under any Transaction Document to which it is a party, or the date of any repudiation by any Seller of its obligations hereunder if such repudiation is not revoked within three (3) Business Days following written notice from Purchaser requesting such revocation; (iv) the effective date of a merger, consolidation or sale of all or substantially all of the assets of LEHA, Oldco or Holding in violation of Section 4.2 hereof or merger, consolidation or sale of all or substantially all of the assets of LHSP in violation of such section or in any such case where the survivor is not listed on a national securities exchange or market in the United States or the Sellers are not in Control of such entity; (v) any date on which any of the Sellers or LHSP makes an assignment for the benefit of creditors, or applies for consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business, or such a receiver or trustee shall otherwise be appointed; (vi) any date that bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against any of the Sellers or LHSP (which, in the case of an involuntary proceeding, is not dismissed within 90 days from the date of filing); (vii) the date that the common stock of LHSP or any successor entity thereof ceases to be listed on a national securities exchange or market in the United States; (viii) the date that the Purchaser does not have a first priority, validly perfected security interest in the "Pledged Shares" and the other "Pledged Collateral", in each case as defined in the Stock Pledge Agreement (a "Non-Perfection Event"),
                                                       --------------------
provided that a Determination Date shall not be deemed to have occurred if, within 10 days from such date, the Sellers have cured such Non-Perfection Event and, at such time, the Purchaser has a first priority, validly perfected security interest in the "Pledged Shares" and the other "Pledged Collateral". For purposes of this Article V, "Business Day" means any day other than a
                                 -------------
Saturday, Sunday or a day on which banks in New York, New York, the United Kingdom and Brussels, Belgium are permitted or required by law to be closed.
For purposes of this Agreement, "Control" means the right to nominate for
                                 -------
appointment the majority of the directors, trustees or equivalent fiduciary or supervisory officers.

      5.2     Transfer of Shares.
              ------------------

      (a)     At any time on or after the Determination Date (the "Share
                                                                   -----
Transfer Date"), the Purchaser shall issue irrevocable instructions in the form
-------------
attached hereto as Exhibit F (the "Instructions"), to LHSP's transfer agent in
                                   ------------
the United States (the "Transfer Agent") and to Mr. David Dessers, a lawyer
                        --------------
with an address at Av. de Tervueren 268A, 1150 Brussels, Belgium and to Mr. Philip Depecker, a lawyer with an address at Sint-Krispijnstraat, B-8900, Ieper, Belgium (each, the "Attorney-in-Fact"), specifying the Required Transfer Amount
                    ----------------
(as defined below) and directing the Transfer Agent and the Attorney-in-Fact to inscribe in the shareholder registers of LHSP maintained in the United States and Belgium, respectively, such number of Common Shares in an amount equal to the Required Transfer Amount into the name of the Purchaser, and to generally undertake all other actions within their power to cause the legal and beneficial ownership of such number of Common Shares to be transferred into the Purchaser's name.

      (b) Except as set forth below in Section 5.2(d), the Purchaser shall provide a copy of the Instructions to the Sellers (by facsimile) simultaneously with delivery thereof to the Transfer Agent and the Attorney-in-Fact. For the period of three Business Days from the date of the Instructions, the Sellers shall have the right to confirm or deny in writing to the Purchaser, the Transfer Agent and the Attorney-in-Fact that the Determination Date shall have occurred and the accuracy of the specified Required Transfer Amount. In the event that the Sellers do not so confirm or deny the statements contained in the Instructions in accordance with the preceding sentence, the Instructions shall be deemed to have been confirmed by the Sellers. The Transfer Agent and the Attorney-in-Fact shall not undertake to inscribe the Required Transfer Amount in the name of the Purchaser or undertake any other action in respect of the Instructions until the earlier of (i) the receipt of notice from the Sellers confirming the information in the Instructions or (ii) the lapse of three Business Days from the date of the Instructions without notice from the Sellers with respect thereto. Not later than the first Business Day after the occurrence of the earlier of the two events described in the preceding sentence, the Transfer Agent and the Attorney-in-Fact shall make such inscriptions and undertake all such actions within their power, and within the same time period, the Sellers shall take any and all such other actions as may be necessary, to vest in the Purchaser the legal and beneficial ownership of a number of Common Shares in an amount equal to the Required Transfer Amount. Notwithstanding the foregoing, in the event that the Sellers provide written notice to the Transfer Agent and the Attorney-in-Fact within three Business Days of the date of the Instructions, denying the accuracy of the information contained in the Instructions or otherwise stating that there exists a dispute regarding the Instructions, the Transfer Agent and the Attorney-in-Fact shall not undertake any action in respect of the Instructions until furnished notice of the resolution of such dispute in accordance with the provisions of this Agreement, except that the Transfer Agent and the Attorney-in-Fact shall undertake to inscribe in the name of the Purchaser and otherwise take action to vest legal and beneficial ownership in the Purchaser of such number of Common Shares, if any, as are not subject to the abovementioned denial or dispute. All Common Shares subject to the pledge under the Stock Pledge Agreement in excess of the Required Transfer Amount shall be released from such pledge without requiring further action on the part of the Purchaser, and the Purchaser agrees to undertake all reasonable actions within its control to facilitate the release of such Common Shares from the pledge.

      (c) In connection with the foregoing transfer of the Common Shares, Sellers shall, no later than the Closing Date, issue irrevocable Instructions to the Transfer Agent and the Attorney-in-Fact, a copy of which shall be countersigned by and delivered to the Purchaser, that the Transfer Agent and the Attorney-in-Fact must comply with the Instructions unless the Transfer Agent or the Attorney-in-Fact has been notified of a dispute, as set forth above. Disputes relating to the number of shares comprising the Required Transfer Amount shall be resolved as set forth in Section 5.4(d).

      (d) Notwithstanding anything in this Section 5.2 to the contrary, the Purchaser shall have no obligation to deliver a copy of the Instructions to the Sellers, and the Transfer Agent and the Attorney-in-Fact shall automatically fulfill the directions set forth in the Instructions within one Business Day of their receipt thereof without any notification to or from the Sellers, in the case that the Determination Date occurs as a result of an event or circumstance which is a Matter of Public Record. For purposes of this Section 5.2, "Matters
                                                                        -------
of Public Record" shall be deemed to include the following: (1) any filing or
----------------
official disclosure by LHSP to a national securities exchange or market or securities commission of the occurrence of any merger or consolidation involving LHSP or the sale of all or substantially all of its assets where the survivor of such transaction is not listed on a national securities exchange or market in the United States (as described in Section 5.1(iv)); (2) any court filing constituting the occurrence of any event described in Sections 5.1(v) and (vi);
(3) any filing or official disclosure by LHSP to a national securities exchange or market or securities commission that the Common Stock of LHSP or the successor thereof is not then listed on any national securities exchange or market in the United States (as described in Section 5.1(vii)); and (4) the entry of a final, non-appealable decision of a court of competent jurisdiction of the occurrence of the event described in Section 5.1(viii) hereof. In order to be acted upon by the Transfer Agent and the Attorney-in-Fact, any Instructions delivered pursuant to this Section 5.2(d) shall attach a copy of documentation providing support that a Determination Event constituting a Matter of Public Record has occurred.

      (e) All Common Shares transferred to the Purchaser in satisfaction of Sellers' obligations hereunder shall be free and clear of all Liens, and the Sellers shall pay any fees, taxes or assessments imposed by any governmental or quasi-governmental authority in connection with such transfer (provided that the Sellers shall not be obligated to pay any taxes related to any income attributable to the Purchaser as a result of the transactions contemplated hereby).

      (f) Any disputes among the parties relating to the occurrence of a Determination Date may be resolved by non-binding arbitration under the UNCITRAL Arbitration Rules by three arbitrators appointed as to one by the Sellers and one by the Purchaser, and the two arbitrators so appointed jointly appointing a third arbitrator within five Business Days of their appointment. The seat of the arbitration tribunal shall be in the Court of International Arbitration in London, England, and the language of the arbitration shall be English. Submission to this arbitration clause does not waive the right of any party hereto to submit any dispute to any court of competent jurisdiction as set forth in Section 8.2

      5.3     Determination of Required Transfer Amount.  The "Required Transfer
              -----------------------------------------        -----------------
Amount" shall be determined in accordance with the schedule attached hereto as
------
Exhibit E.  For
purposes of such Exhibit E and this Section 5.3, the term "Quoted Price" means a
                                                           ------------
price per Common Share of LHSP calculated by reference to the average of the closing bid and closing asked prices of the Common Stock, as quoted on the Principal Exchange as reported by Bloomberg ("Bloomberg") or a comparable
                                              ---------
reporting service of national reputation selected by the Sellers with the Purchaser's consent, which consent shall not be unreasonably withheld, at the close of regularly scheduled trading on each of the 30 days on which such Principal Exchange is open for trading prior to the Determination Date, or if the prices cannot be calculated for such security on such date on any of the foregoing bases, the trading price of such security on such date as shall be deemed to be the fair market value as reasonably determined by an investment banking firm selected by the Purchaser, with the reasonable costs of such appraisal to be borne by the Sellers. "Principal Exchange" means the principal
                                       ------------------
securities exchange or trading market where the Common Stock of LHSP are listed or traded in the United States. To the extent that the Quoted Price (calculated as described above) falls between two indicative Quoted Prices listed on Exhibit E, the Required Transfer Amount shall be determined by interpolation between the Required Transfer Amounts corresponding to the indicative Quoted Prices listed on Exhibit E that are immediately higher and immediately lower than the actual Quoted Price. Notwithstanding anything in this Section 5.3 or Exhibit E to the contrary, if the Quoted Price is equal to or less than $20.00 (subject to adjustment pursuant to Section 5.4 hereof), the Required Transfer Amount shall be equal to 800,000 Common Shares, subject to adjustment pursuant to Section 5.4 hereof (the "Permitted Maximum Number").
             ------------------------

      5.4     Adjustments to Required Transfer Amount and Permitted Maximum
              -------------------------------------------------------------
Number.
------

      (a) If, prior to the delivery of Common Shares on the Share Transfer Date in accordance with the terms of this Agreement, LHSP makes any issue of Common Stock by way of capitalization of profits or reserves, the number of outstanding Common Stock is increased by a stock split, stock dividend, merger, consolidation, business combination, conversion or exchange of other securities, recapitalization, reorganization, reclassification or other similar event, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, business combination, recapitalization, reorganization, share redemption or reclassification of shares or other similar event, or LHSP makes any other variation to its capital structure having an effect similar to the events described above (any of the foregoing, a "Stock Event"), (i) all shares of
                                          -----------
Common Stock (if any) issued pursuant to such Stock Event shall constitute part of the Pledged Collateral (as such term is defined in the Stock Pledge Agreement) and (ii) the Required Transfer Amount and Permitted Maximum Number will be equitably adjusted to ensure that the economic value of the Common Shares to be acquired by the Purchaser hereunder will be equal to the value that the Purchaser would have obtained absent such Stock Event.

      (b) If, prior to the delivery of Common Shares on the Share Transfer Date in accordance with the terms of this Agreement, LHSP declares or makes any distribution of its cash or assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to LHSP's shareholders in cash or shares (or rights to acquire shares) of capital stock of any subsidiary of LHSP (i.e., a spin-off) (a "Distribution"), then after the date of record for
                            ------------
determining shareholders entitled to participate in such Distribution, each of the Sellers (to the extent it now or hereafter is the legal owner of any Common Shares subject to the pledge under the Stock Pledge Agreement, or to the extent it now or hereafter controls any such legal owner) shall irrevocably instruct LHSP to distribute directly to the Purchaser (and the Purchaser shall be entitled to receive) the amount of such securities, assets, cash or rights which would have been payable to or receivable by the Purchaser had the Purchaser been the holder of the Trailing Value Number (as defined below) of Common Shares on the record date for the determination of shareholders entitled to participate in such Distribution. The "Trailing Value Number" shall be
                         ---------------------
equal to that number of Common Shares which the Purchaser would have been entitled to receive pursuant to Section 5.3 hereof if the date on which such Distribution is adopted by LHSP were deemed to be a Determination Date (solely for purposes of calculating the Trailing Value Number) and the Quoted Price were calculated as the average of the daily closing prices of the Common Stock (as quoted on the Principal Exchange) for the thirty (30) trading days immediately prior to (but not including) the date of adoption of the Distribution.

      (c) If, prior to the delivery of Common Shares on the Share Transfer Date in accordance with the terms of this Agreement, LHSP issues any convertible or exchangeable securities or rights to purchase stock, warrants, securities or other property of LHSP (the "Purchase Rights") pro rata to the record holders of
                             ---------------
any class of Common Stock, then each of the Sellers (to the extent it now or hereafter is the legal owner of any Common Shares subject to the pledge under the Stock Pledge Agreement, or to the extent it now or hereafter controls any such legal owner) shall cause LHSP to distribute directly to the Purchaser, and the Purchaser will be entitled to receive or acquire upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Purchaser could have acquired if the Purchaser had held the Trailing Value Number of Common Shares on the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined to be eligible to participate in the grant, issue or sale of such Purchase Rights.

      (d) The Sellers shall irrevocably instruct LHSP to deliver any such Distribution or Purchase Rights directly to the Purchaser promptly after the issuance thereof, except that to the extent that the securities or proceeds representing any such Distribution or Purchase Rights cannot be issued separately from the underlying Common Shares in respect of which they are distributed (e.g., unactivated stock purchase rights issued pursuant to a shareholders' rights plan), such Distribution or Purchase Rights shall be delivered directly to the Purchaser once transferable separately from the underlying Common Shares. If the Sellers and the Purchaser are unable to reach agreement on any such adjustment upon the occurrence of any Stock Event, Distribution or Purchase Rights, the Sellers shall instruct LHSP to promptly deliver to the Purchaser the amount which is not in dispute and the Purchaser and the Sellers will together, within five Business Days of the record date of such Stock Event, Distribution or Purchase Rights, select an internationally recognised auditing firm to resolve the dispute. If they are unable to agree on such a firm, each shall select one firm within such five Business Day period, and such firms shall, within two Business Days after their selection, together select the auditing firm to serve hereunder. The Sellers (jointly) and the Purchaser will each submit their calculations and supporting data to such auditors within five Business Days following appointment. The auditors shall make a determination of the appropriate adjustment within ten Business Days of such submission, which determination shall be final and binding on each Seller and the Purchaser, and thereupon the amount of any Distribution or Purchase Rights not previously delivered to the Purchaser will be delivered in accordance with such determination. The costs of any such audit shall be borne by the party or parties in a manner reasonably determined by the auditor.

      (e)     (i)   The Sellers shall have the right at their election to
acquire from the Purchaser any non-cash Distribution or Purchase Rights distributable to the Purchaser by LHSP pursuant to this Section 5.4. In the event that the Sellers elect to acquire such non-cash Distribution or Purchase Rights from the Purchaser, the Sellers will provide the Purchaser with written notice of their election no later than 5 (five) Business Days prior to the date on which LHSP is scheduled to make such distribution to its stockholders (the "Distribution Date"). Within 4 (four) Business Days after the receipt of such
 -----------------
notice by the Purchaser, the Sellers and the Purchaser shall agree on the purchase price to be paid by the Sellers to the Purchaser in consideration of the sale of the non-cash Distribution or Purchase Rights (based upon the fair market value thereof), and the Sellers shall pay such agreed price to the Purchaser in immediately available funds on the Distribution Date. In the event that the Sellers and the Purchaser fail to agree on a purchase price prior to the Distribution Date, the Purchaser shall receive such non-cash Distribution or Purchase Rights from LHSP, subject to the right of the Sellers for an additional 5 (five) Business Days after the Distribution Date to acquire (and pay for) same from the Purchaser at a price agreed to by the Sellers and the Purchaser during such additional five-day period.

              (ii) In the event that (A) the Sellers acquire any non-cash Distribution or Purchase Rights from the Purchaser at any time prior to the Share Transfer Date pursuant to Section 5.4(e)(i) above, and (B) the Required Transfer Amount to be transferred to the Purchaser on the Share Transfer Date is determined to be less than the Permitted Maximum Number, then the number of shares comprising the Required Transfer Amount shall be reduced by an amount necessary to reduce the fair market value of the shares to be received by the Purchaser on the Share Transfer Date by an amount equal to (x) the payment made by the Sellers to acquire such non-cash Distribution or Purchase Rights in respect of all shares in excess of the Required Transfer Amount determined pursuant to Section 5.3 hereof (the "Excess Payment"), plus (y) accrued interest
                                     --------------
on such Excess Payment at a rate equal to the prime annual lending rate as quoted from time to time by Citibank N.A. in the Wall Street Journal (or, if the Wall Street Journal is no longer published, a replacement publication selected by the Purchaser) from the date on which the Excess Payment was made.

      5.5     Unrestricted Securities.  The Sellers shall cause LHSP to file a
              -----------------------
Registration Statement with the SEC registering the resale of the Common Shares by the Purchaser pursuant to the terms of the Registration Rights Agreement, and shall fully enforce LHSP's obligations under such Registration Rights Agreement. The Sellers shall cause the Common Shares to be delivered to the Purchaser hereunder to be freely tradable pursuant to an effective registration statement at all times (subject to Permitted Blackout Periods) during the Registration Period (as defined in the Registration Rights Agreement). None of the Common Shares delivered to the Purchaser in satisfaction of Sellers' obligations under this Article V (whether as a result of the occurrence of the Determination Date, or otherwise) shall contain a restrictive legend or otherwise be subject to restrictions on sale or transfer under the 1933 Act, other than to the extent such restrictions would arise if the Purchaser were an affiliate (as defined under the 1933 Act) of LHSP, or to the extent imposed during Permitted Blackout Periods.

      5.6     Illiquidity Payments.  If a Determination Date shall have occurred
              --------------------
and (i) the irrevocable Instructions or other mechanics of delivery to be taken by the Sellers as set forth in Section 5.2 are not completed within two Business Days of the date that any such actions are required hereunder, or (ii) any portion of the Required Transfer Amount is subject to a restrictive legend (including as a result of not having a Registration Statement effective if and as required pursuant to the Registration Rights Agreement, but other than as permitted pursuant to Section 5.5) or such shares are not otherwise freely transferable, or (iii) at any time during the Registration Period, other than during Permitted Blackout Periods, such Registration Statement lapses in effect (or sales otherwise cannot be made thereunder, whether by reason of LHSP's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise), unless such lapse is the result of the Purchaser's failure to timely deliver such information as may be required pursuant to Section 4(a) of the Registration Rights Agreement, or (iv) a payment shall be due to the Purchaser pursuant to Section 4.5 hereof (the number of Common Shares not freely tradable from time to time as a result of any of the foregoing being referred to herein as the "Illiquid Securities"), the
                                                  -------------------
Sellers shall be obligated to make cash payments to the Purchaser to compensate for the lack of liquidity resulting therefrom for the period of such illiquidity. Except with respect to clause (iv) of the preceding sentence, for purposes of the foregoing provisions, such payment obligation shall not become effective until after the date that the Registration Statement is required to be declared effective pursuant to Section 5.5 hereof and the Registration Rights Agreement. Such "Illiquidity
                  -----------

Payments" shall equal an amount per annum (calculated on a monthly basis for
--------
each day during such month during which the Illiquid Securities were illiquid), equal to the Prime Rate (as reported by the Wall Street Journal or, if the Wall Street Journal is no longer published, a replacement publication selected by the Purchaser) plus 3% multiplied by the aggregate Current Price of all Illiquid Securities, as determined on a weekly basis as of the first trading day of each calendar week. "Current Price" means the five-day average closing bid price for
                -------------
the Common Stock on the Principal Exchange reported by Bloomberg on the date of determination or, if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Current Price cannot be calculated for such security on such date on any of the foregoing bases, the Current Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Purchaser, with the reasonable costs of such appraisal to be borne by the Sellers. "Permitted Blackout Periods" means not
                                       --------------------------
more than 30 consecutive days or 60 days in any twelve-month period in which LHSP may delay the disclosure of material non-public information concerning LHSP (including updating a Registration Statement or prospectus), the disclosure of which at the time is not, in the good faith opinion of LHSP and counsel to LHSP, in the best interests of LHSP. All payments pursuant to this Section 5.6 relating to Illiquid Securities shall be payable at the end of each calendar month during which such payments were applicable. Any compensation paid hereunder shall be in addition to, and not in lieu of, any other rights and remedies that the Purchaser may have hereunder, whether in law or in equity, as a result of Sellers' failure to satisfy their obligations hereunder.

                                  ARTICLE VI
                CONDITIONS TO THE SELLERS' OBLIGATION TO CLOSE

      6.1 The obligation of the Sellers to enter into the transactions contemplated by this Agreement is subject to the satisfaction, as of the date of the Closing Date, of each of the following conditions, provided that these conditions are for the Sellers' sole benefit and may be waived by the Sellers at any time in their sole discretion:

      (a) The Purchaser shall have executed and delivered to the Sellers this Agreement, the Stock Pledge Agreement among each of the Sellers and the Purchaser in the form attached hereto as Exhibit F ("Stock Pledge Agreement"),
                                                     ----------------------
the Escrow Agreement among each of the Sellers, the Purchaser and the escrow agent designated therein (the "Escrow Agent") in the form attached hereto as
                               ------------
Exhibit G (the "Escrow Agreement"), and the Registration Rights Agreement among
                 ----------------
each of the Sellers, LHSP and the Purchaser in the form attached hereto as Exhibit H (the "Registration Rights Agreement"). The Purchaser shall have
                -----------------------------
completed and executed the Purchaser Questionnaire and Representation Agreement and delivered the same to the Sellers.

      (b) The Purchaser shall have wired the Purchase Price, less certain obligations of the Sellers specified in the Escrow Agreement, to the account of the Escrow Agent pursuant to the Escrow Agreement.

                                  ARTICLE VII
               CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE

      7.1 The obligation of the Purchaser to enter into the transactions contemplated hereby is subject to the satisfaction as of the date of the Closing, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in the Purchaser's sole discretion:

      (a) The Sellers shall have executed and delivered to the Purchaser this Agreement, the Registration Rights Agreement, the Stock Pledge Agreement and the Escrow Agreement, and each of the Sellers (except for Messrs. Lernout and Hauspie) shall have executed Incumbency Certificates and delivered the same to Purchaser.

      (b) LHSP shall have executed and delivered the Registration Rights Agreement to the Purchaser. The Escrow Agent shall have executed and delivered the Escrow Agreement to the Purchaser.

      (c) The Purchaser shall have received the opinions of Sellers' U.S., Belgian, Dutch and Luxembourg counsel, dated as of the Closing, in the forms attached hereto as Exhibit I.

      (d) The Sellers shall have taken all steps necessary to create and perfect a first priority security interest in the Permitted Maximum Number of Common Shares in favor of the Purchaser.

      (e) The Sellers shall have issued the Instructions (which shall have been countersigned by the Transfer Agent and the Attorney-in-Fact), as specified in Section 5.2 hereof.

                                 ARTICLE VIII
                                 MISCELLANEOUS

      8.1 Indemnity
          ---------

      (a) To the extent permitted by law, the Sellers will, jointly and severally, indemnify, hold harmless and defend (i) the Purchaser and any legal person controlling, controlled by or under common control with the Purchaser,
(ii) the directors, officers, partners, employees and agents of the Purchaser and each legal person controlling, controlled by or under common control with the Purchaser (within the meaning of the 1933 Act or the 1934 Act), if any,
(iii) any underwriter (as defined in the 1933 Act) for the Purchaser and any such legal person, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter and any such legal person (within the meaning of the 1933 Act or the 1934 Act), if any (each, an "Indemnified
                                                                -----------
Person"), against any joint or several losses, claims, damages, liabilities,
------
stamp, transfer, documentary or other taxes or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to
                                                                    ------
which any of them may become subject as a result of entering into this Agreement or the other Transaction Documents or any other document or instrument required to be delivered hereunder or thereunder or the transactions contemplated hereby or thereby, including breaches of representations, warranties and covenants hereunder and thereunder; provided that no Seller nor any affiliate or related party will have any obligation or liability in respect of a decrease in the price or market value of the Common Shares to be delivered on the Share Transfer Date (except in the case of any such breach directly resulting in a decrease in the price or market value of the Common Shares that are transferred to or submitted to the voting control of the Purchaser (including, but without limitation, any breach in the obligation to deliver shares that are duly registered and free and clear of all encumbrances, as required under Sections
5.2 and 5.5 hereof) and if the Sellers fail to deliver Common Shares on the Share Transfer Date, and then only with respect to declines in the market value of the Common Shares during the duration of such failure of Sellers to deliver Common Shares). Subject to the restrictions set forth in Section 8.1(b) with respect to the number of legal counsel, the Sellers shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification contained in this Section 8.1(a) shall not apply to
(i) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Sellers, which consent shall not be unreasonably withheld, and (ii) Claims related to actions or omissions of any Indemnified Person determined by a court of competent jurisdiction to constitute gross negligence or willful misconduct. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Common Shares by the Purchaser.

      (b)     Promptly after receipt by an Indemnified Person under this Section
8.1 of notice of the commencement of any action (including any governmental action or third-party notice of claim, action or lawsuit), or if such Indemnified Person shall have a Claim against the Seller not involving a third party, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 8.1, deliver to the indemnifying party a written notice of such Claim or the commencement of a proceeding relating to a Claim. With respect to proceedings, the indemnifying party shall have the right to participate therein, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party or parties and the Indemnified Person; provided, however, that such indemnifying party or parties shall not be
        --------  -------
entitled to assume such defense and an Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party or parties, if, and only in the event that, in the reasonable opinion of counsel retained by the indemnifying party, the simultaneous representation by such counsel of the Indemnified Person and the indemnifying party or parties would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, the indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons and such legal counsel shall be selected by the Purchaser. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 8.1, except to the extent that the indemnifying party is actually prejudiced thereby in its ability to defend such action. In the case of Claims made by an Indemnified Person hereunder not involving a third party, the Indemnified Person shall submit evidence to the indemnifying party substantiating its Claim. In the event that the indemnifying party disputes any amount of such Claim, it shall pay such amount as is not in dispute in accordance with the provisions of this Section 8.1 and resolution of the disputed amount shall be submitted to the mediation of an internationally-recognized auditing firm which shall be jointly chosen by the parties to the dispute, or, if such parties cannot agree, by a third such firm that is chosen by the two firms selected by each of the parties. The indemnification required by this Section 8.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

      (c) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 8.1 to the fullest extent permitted by law; provided,
                                                               --------
however, that no contribution shall be made under circumstances where the maker
-------
would not have been liable for indemnification under the fault standards set forth in Section 8.1(a).

      8.2     Governing Law; Jurisdiction. This Agreement shall be governed by
              ---------------------------
and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts; provided, however, that the Purchaser shall have the option to bring any action in a court in Belgium or the Netherlands. Each Seller and the Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. Each Seller and the Purchaser further agrees that service of process upon such Seller or the Purchaser, as applicable, delivered by express courier or by facsimile in accordance with Section 8.7 shall be deemed in every respect effective service of process upon such Seller or the Purchaser in any suit or proceeding arising hereunder. Nothing herein shall affect the Purchaser's right to serve process in any other manner permitted by law. Each Seller hereby appoints Brown, Rudnick, Freed and Gesmer as its agent for service of process. The address for such office is set forth in Section 8.7 hereof. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive any right to trial by jury under applicable law.

      8.3     Counterparts. This Agreement may be executed in two or more
              ------------
counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall promptly cause additional original executed signature pages to be delivered to the other parties.

      8.4     Headings.  The headings of this Agreement are for convenience of
              --------
reference and shall not form part of, or affect the interpretation of, this Agreement.

      8.5     Severability.  If any provision of this Agreement shall be invalid
              ------------
or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

      8.6     Entire Agreement: Amendments.  This Agreement, the Transaction
              ----------------------------
Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Sellers nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Sellers and the Purchaser.

      8.7  Notices.  Any notice herein required or permitted to be given shall
           -------
be in writing and may be personally served or delivered by nationally-recognized express courier or by facsimile machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission) or, if the date of such receipt is not a Business Day, then on the next succeeding Business Day. The addresses for such communications shall be:

      If to any Seller:
      -----------------

      c/o Lernout & Hauspie Speech Products

      7 Sint - Krispijnstraat,
      B8900 Ieper, Belgium
      Telephone: 011-32-5-722-8888
      Telecopy:  011-32-5-720-8489
      Attention: Messrs. Pol Hauspie and Carl Dammekens

      with a copy to:

      Loeff Claeys Verbeke
      Avenue De Tervurenlaan 268 A
      Brussels B-1150
      Telephone: 011-32-2-778-2415
      Telecopy:  011-32-2-778-2457
      Attention: Thomas Denys, Esq.

      Brown, Rudnick, Freed & Gesmer
      One Financial Center
      Boston, MA 02111
      Telephone: (617) 856-8555/8372
      Telecopy:  (617) 856-8201
      Attention: Philip J. Flink, Esq. and Lawrence Levy, Esq.

      If to the Purchaser:

      GE Capital Equity Investments, Ltd.
      c/o GE Capital Limited
      Clarges House
      6-12 Clarges Street
      London  W1Y 8DH
      England
      Attn:  Director and Risk Manager
             Account reference 2329
      Telephone:  (44)(171) 302 6305
      Telecopier: (44)(171) 302 6810

      and with a copy to:

      Weil, Gotshal & Manges LLP
      One South Place
      London, England  EC2M 2WG
      Attn:  William Sievers, Esq.
      Telephone: (44)(171) 903-1000
      Telecopy:  (44)(171) 903-0990

      Each party shall provide notice to the other party of any change in address.

      8.8     Successors and Assigns.  This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the parties and their successors and assigns. None of the Sellers or the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Purchaser may subject to and in compliance with Section 2.6 hereof, assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Sellers so long as such affiliate is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement. This provision shall not limit the Purchaser's right to transfer the Common Shares pursuant to the terms of this Agreement or to assign the Purchaser's rights hereunder to any such transferee pursuant to the terms of this Agreement.

      8.9     Third Party Beneficiaries.  This Agreement is intended for the
              -------------------------
benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      8.10    Survival.  The representations and warranties of the Sellers and
              --------
the Purchaser and the agreements and covenants set forth herein shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Sellers or the Purchaser as the case may be.

      8.11    Further Assurances.  Each party shall use its best efforts to do
              ------------------
and perform, or cause to be done and performed, all such further acts and things, execute and deliver all such other agreements, certificates, instruments and documents, and obtain all such authorizations and consents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby including, but not limited to, perfecting the first priority security interest in the Common Shares, filing all required documents, notices and reports with the SEC and Nasdaq (and any other applicable exchange).

      8.12    Remedies.  No provision of this Agreement providing for any remedy
              --------
to the Purchaser shall limit any remedy which would otherwise be available to the Purchaser at law or in equity. Nothing in this Agreement shall limit any rights the Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby. Each Seller and the Purchaser acknowledges that a breach by it of its respective obligations hereunder will cause irreparable harm, in the case of breaches by a Seller, to the Purchaser, and in the case of the Purchaser, to a Seller. Accordingly, each Seller and the Purchaser acknowledges that the remedy at law for a material breach of its respective obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by a Seller or the Purchaser, as the case may be, of the provisions of this Agreement, that the Purchaser or a Seller, as the case may be, shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

     8.13     Uniformity of Action by Sellers.  Except as otherwise provided
              -------------------------------
herein, all consents, waivers and other determinations made or to be made by the Sellers pursuant to this Agreement shall be made by any one of the Sellers, whose consents, waivers and other determinations shall be binding upon all of the Sellers.

     8.14     Expenses.  Except as otherwise specifically provided herein, each
              --------
party to this Agreement shall be responsible for paying all of its own costs and expenses incurred in connection with transactions contemplated hereby.

      8.15    Announcements; Confidentiality.    Neither the Purchaser nor any
              ------------------------------
of the Sellers shall issue or cause the publication of any press release or other public media announcement with respect to this Agreement, any other Transaction Document or any of the transactions contemplated hereby or thereby without the prior written approval of the other parties hereto unless the same is required by law or regulation or the rules of any stock exchange (in which case the party obligated to make, issue or publish such announcement shall consult in advance with the other parties hereto as to the content, timing and method of publication of such announcement). Notwithstanding the foregoing, the Sellers shall not be required to seek the approval of the Purchaser in connection with any regulatory filing required to be made by any Seller under applicable law or regulation. Each of the parties hereto shall, and shall cause their respective officers, directors, employees, agents, representatives and affiliates to treat this Agreement and each of the Transaction Documents and the transactions contemplated hereby and thereby as strictly confidential, and shall not disclose the existence or content of this Agreement or any other Transaction Document to any third person without the prior written consent of each other party hereto unless the same is required by law, rule or regulation (in which case the party obligated to make such disclosure shall consult in advance with the other parties hereto as to the content, timing and method of such disclosure).

      IN WITNESS WHEREOF, the undersigned Purchaser and Sellers have caused this Agreement to be duly executed as of the date first above written.

      SELLERS:

      /s/ Jo Lernout
      ----------------------------
      JO LERNOUT

      /s/ Pol Hauspie
      ----------------------------
      POL HAUSPIE

      LEHA FOUNDATION

      By: /s/ Jo Lernout
         -------------------------
        Name:  Jo Lernout
        Title: Director

      By: /s/ Pol Hauspie
         -------------------------
        Name:  Pol Hauspie
        Title: Director

      L&H HOLDING III S.A.

      By:/s/ Jo Lernout
         -------------------------
        Name:  Jo Lernout
        Title: Director

      OLDCO N.V.

      By:/s/ Jo Lernout
         -------------------------
        Name:  Jo Lernout
        Title: Director


      By:/s/ Pol Hauspie
         -------------------------
        Name:  Pol Hauspie
        Title: Director

      PURCHASER:

      GE CAPITAL EQUITY INVESTMENTS, LTD.

      By:/s/ Paul Murran
         -------------------------
        Name:  Paul Murran
        Title: Attorney-in-fact

      RESIDENCE:  Cayman Islands


      By:/s/ David A. Smith
         -------------------------
        Name:  David A. Smith
        Title: Attorney-in-fact